YEN 5,000,000,000
                                 LOAN AGREEMENT
                            dated as of April 3, 1996


                                     between


                            TIFFANY & CO. JAPAN INC.,
                                  JAPAN BRANCH
                                   as Borrower


                                       and


               AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS,
                                  JAPAN BRANCH
                                    as Lender


                                  Guaranteed by
                                  TIFFANY & CO.

                                TABLE OF CONTENTS


SECTION          HEADING                               PAGE


   1.     DEFINITIONS . . . . . . . . . . . . . . . . .   1
   2.     THE ADVANCE . . . . . . . . . . . . . . . . .   3
          2.01  Agreement to Lend . . . . . . . . . . .   3
          2.02  Purpose of the Advance  . . . . . . . .   3
          2.03  Drawdown  . . . . . . . . . . . . . . .   4
          2.04  Interest  . . . . . . . . . . . . . . .   4
          2.05  Default Interest  . . . . . . . . . . .   4
          2.06  Repayment of the Advance  . . . . . . .   4
          2.07  Payments and the Advance  . . . . . . .   6
          2.08  Loan Account  . . . . . . . . . . . . .   7
   3.     YIELD PROTECTION  . . . . . . . . . . . . . .   7
          3.01  Taxes . . . . . . . . . . . . . . . . .   7
          3.02  Increased Costs . . . . . . . . . . . .   8
          3.03  Illegality  . . . . . . . . . . . . . .  10
          3.04  Adversity Prepayment  . . . . . . . . .  10
          3.05  Currency and Place of Payment . . . . .  11
   4.     EXPENSES  . . . . . . . . . . . . . . . . . .  11
   5.     REPRESENTATIONS AND WARRANTIES  . . . . . . .  12
   6.     COVENANTS . . . . . . . . . . . . . . . . . .  14
   7.     CONDITIONS TO DRAWDOWN  . . . . . . . . . . .  16
   8.     EVENTS OF DEFAULT . . . . . . . . . . . . . .  16
          8.01  Events of Default . . . . . . . . . . .  16
          8.02  Consequence of Default  . . . . . . . .  19
   9.     MISCELLANEOUS . . . . . . . . . . . . . . . .  19
          9.01  Term  . . . . . . . . . . . . . . . . .  19
          9.02  Entire Agreement  . . . . . . . . . . .  19
          9.03  Waiver; Cumulative Rights . . . . . . .  19
          9.04  Assignment  . . . . . . . . . . . . . .  20
          9.05  Governing Law   . . . . . . . . . . . .  20
          9.06  Submission to Jurisdiction  . . . . . .  20
          9.07  Notices . . . . . . . . . . . . . . . .  20
          9.08  Severability of Provisions. . . . . . .  21
          9.09  Counterparts. . . . . . . . . . . . . .  21


SCHEDULE I     FORM OF GUARANTEE BY TIFFANY & CO.

SCHEDULE II    CONDITIONS PRECEDENT DOCUMENTS

     THIS LOAN AGREEMENT is made as of the 3rd day of April, 1996 by and between:

     TIFFANY & CO. JAPAN INC., JAPAN BRANCH, a Japan branch of a
     Delaware corporation (hereinafter referred to as the "Borrower"); and

     AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS, JAPAN
     BRANCH, a Japan branch of a Georgia corporation (hereinafter referred to as the "Lender").

SECTION 1.  DEFINITIONS

     1.01 In this Agreement, unless the context or subject matter otherwise requires, the following terms shall have the following meanings:

          "Advance" means the principal amount advanced by the Lender pursuant to Section 2.01 or, where the context so requires, the amount of such advance from time to time outstanding.

          "Agreement" means this Loan Agreement, as the same may be amended from time to time.

          "Business Day" means a day, other than Saturday or Sunday, on which banks are open for the transaction of business in Tokyo.

          "Capital Lease Obligation" has the meaning ascribed thereto in Section 8.01(e).

          "Charge" means any mortgage, charge, pledge, lien or other security interest or security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any assignment or transfer by way of security, any agreement or arrangement to maintain deposits and any other financial arrangement having substantially the same economic effect as any of the foregoing).

          "Commitment" means Five Billion Yen (YEN 5,000,000,000) or, where the context so requires, the obligation of the Lender to advance such amount subject to the terms of this Agreement.

          "Dollar" and the signs "$" and "US$" mean the lawful currency of the United States of America.

          "Drawdown" means a borrowing by the Borrower of the Commitment pursuant to Section 2.03.

          "Drawdown Date" means April 5, 1996 or such other date as the parties hereto mutually agree.

          "Event of Default" means any event specified in Section
8.01.

          "Guarantee" means the guarantee of the Guarantor in the form set out in Schedule I, or such other form as approved by the Lender.

          "Guarantor" means TIFFANY & CO., a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A.

          "Indebtedness" means in regard to any entity (i) all indebtedness or other obligations of such entity for borrowed money, (ii) all indebtedness or other obligations of any other Person for borrowed money the payment or collection of which such entity has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such entity is liable contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment or otherwise to assure a creditor against loss, (iii) all indebtedness or other obligations of any other Person for borrowed money secured by (or for which the holder of such indebtedness has any existing right, contingent or otherwise, to be secured by) any encumbrance upon or in respect of property (including, without limitation, accounts receivable and contract rights) owned by such entity, whether or not such entity has assumed or become liable for the payment of such indebtedness or obligations, and (iv) capitalized lease obligations and any indebtedness or obligations and any other arrangement by which such entity assures a creditor against loss for borrowed money.

          "Interest Payment Date" means April 5 and October 5 of each year, the first Interest Payment Date being October 5, 1996 and the last Interest Payment Date being April 5, 2011; provided that if any such day is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case the Interest Payment Date shall be the immediately preceding Business Day.

          "Interest Period" means, with respect to the Advance, the period commencing on and including the Drawdown Date and ending on but excluding the first Interest Payment Date, and thereafter each successive period commencing on and including the last preceding Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date.

          "Lending Office" means the office of the Lender located at the address specified in Section 9.07 or any other office of the Lender in Japan as it may from time to time notify to the Borrower.

          "Long-Term Prime Lending Rate in Japan" means the rate which is applied by life insurance companies in Japan to their Yen loans with a term exceeding one (l) year to their prime customers in Japan as their long-term prime lending rate and which the Lender confirms and notifies in writing to the Borrower as such, and in the event no single rate is determinable as the Long-Term Prime Lending Rate in Japan pursuant to the above, the rate confirmed and notified by the Lender to the Borrower as the rate currently applied by the Lender to its loans with a term exceeding one (l) year to its prime customers in Japan as its long-term prime lending rate.

          "Person" means any individual, partnership, corporation or other legal entity.

          "Subsidiary" means, with respect to a Person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tiffany   International"  means  TIFFANY  &  CO.   INTERNATIONAL,   a
corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A.

          "Yen" and the signs "[YEN SYMBOL]" and "JP" mean the lawful currency of Japan.

     1.02 References to Sections and Schedules are to Sections hereof and Schedules hereto.

          Except as otherwise expressly provided herein, all financial and accounting terms used in this Agreement shall be interpreted in accordance with generally accepted accounting principles in Japan or the United States or any State thereof, as the case may require.


SECTION 2.  THE ADVANCE

     2.01 Agreement to Lend

          Subject to the terms and conditions of this Agreement, the Lender hereby agrees to advance the Commitment to the Borrower through its Lending Office on the Drawdown Date.

     2.02 Purpose of the Advance

          The Borrower  agrees that the proceeds of the Advance will be used for
(i) the repayment of the loan from Tiffany and Company to the Borrower in the amount of yen 2.75 billion which was used by the Borrower to liquidate the trade payable from the Borrower to Mitsukoshi, Ltd. in said amount, (ii) the opening of the Borrower's Tokyo flagship store, including construction and lease acquisition costs, and the repayment of intercompany and other loans obtained in connection therewith, and (iii) general corporate purposes.

     2.03 Drawdown

          (a) Subject to the terms and conditions of this Agreement, the Borrower shall borrow the Commitment in the amount of Five Billion Yen yen 5,000,000,000) in one lump sum on the Drawdown Date. The Lender shall not have any obligation to lend the Commitment after the close of business in Tokyo on the Drawdown Date.

          (b) Subject to the satisfaction, as reasonably determined by the Lender and its counsel, of the conditions precedent to the Drawdown set forth in
Section 7, the Lender shall make available to the Borrower the Commitment in immediately available funds not later than 3:00 p.m. (Japan time) on the Drawdown Date, by crediting the account of the Borrower (Current Account No. 025114) with Fuji Bank Limited, Aoyama Branch at 3-6-12, Kitaaoyama, Minato-ku, Tokyo, Japan.

          (c) The Borrower shall reimburse the Lender for all reasonable costs, expenses and any other amounts incurred by the Lender as a result of the Borrower's failure to fulfill any condition precedent to the Drawdown.

     2.04 Interest

          The Borrower shall pay interest on the Advance outstanding from time to time for the period commencing on and including the Drawdown Date of the Advance and ending on but excluding the date the same shall have become due and payable hereunder at the rate of four and five tenths percent (4.50%) per annum of the principal amount of the Advance outstanding from time to time. On each Interest Payment Date the Borrower shall pay to the Lender interest on the Advance outstanding from time to time during the relevant Interest Period ending thereon accruing from and including the first day and to and including the last day of the Interest Period.

     2.05  Default Interest

           If the Borrower shall fail to make payment when due of any sum in respect of the Advance or otherwise payable to the Lender hereunder (whether at its stated maturity, by acceleration or otherwise), the Borrower shall, on demand, pay to the Lender interest on the unpaid amount, during the period from and including the day when such sum fell due to but excluding the date of the payment of such sum in full (after as well as before judgment) at the rate of
(i) five and five tenths percent (5.50%) per annum or (ii) one percent (1.0%) per annum above the Long-Term Prime Lending Rate in Japan from time to time prevailing during such period, whichever is higher.

     2.06  Repayment of the Advance

           (a) Subject to Section 2.06(b), the Advance shall be repaid to the Lender in a single lump sum on the Interest Payment Date falling in April, 2011. The Borrower shall have no right to prepay all or any portion of the Advance unless otherwise expressly provided in this Agreement.

           (b) The Borrower may, at its option, on any Interest Payment Date occurring after March 31, 2006 selected by the Borrower (the "Prepayment Date") and upon notice as set forth in Section 2.06(c), prepay all (but not part only) of the Advance then outstanding by paying an amount equal to the greater of (i) 100% of the principal amount of the Advance then outstanding or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Advance discounted to the Prepayment Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Discount Rate (as defined in Section 2.06(d)), plus in either case the interest payment due on such Prepayment Date.

           (c) In the case of any prepayment under Section 2.06(b), the Borrower shall give written notice thereof to the Lender (which shall, once made, be irrevocable and shall oblige the Borrower to make such prepayment) not less than thirty (30) nor more than sixty (60) days prior to the Prepayment Date. Within ten (10) Business Days after its receipt of such notice, the Lender shall provide the Borrower with a written estimate of the amount due on the Prepayment Date. On the second (2nd) Business Day preceding the Prepayment Date, the Lender shall provide the Borrower with written notice of the Lender's determination of the amount due on the Prepayment Date, setting forth in reasonable detail the calculation thereof. The Lender's determination of such amount due on the Prepayment Date shall be conclusive, absent manifest error.

           (d)  For the purpose of this Section 2.06:

               (i) "Discount Rate" shall mean, with respect to the Prepayment Date, the rate per annum equal to the sum of (a) the semiannual equivalent yield to maturity of the Comparable Japanese Government Bond, assuming a price for the Comparable Japanese Government Bond (expressed as a percentage of its principal amount) equal to the Comparable Japanese Government Bond Price for such Prepayment Date, plus (b) fifty (50) basis points.

               (ii) "Comparable Japanese Government Bond" shall mean the Japanese government security selected by the Lender in its reasonable discretion as having a maturity comparable to the remaining term of the Advance as of the Prepayment Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Advance.

               (iii) "Comparable Japanese Government Bond Price" shall mean, with respect to the Prepayment Date, the average, as determined by the Lender, of the bid and ask prices for the Comparable Japanese Government Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the Lender by four active participants in the Japanese government bond market, selected by the Lender in its reasonable discretion, at 3:00 p.m., Japan time, on the third (3rd) Business Day preceding such Prepayment Date.

     2.07  Payments and the Advance

           (a) (i) All sums payable by the Borrower to the Lender hereunder, including, but not limited to, payments of principal of and interest on the Advance, and any costs or expenses or indemnities in respect of the Advance, shall be paid in Yen to the Lender at its account, Current Account No. 0137561, with The Dai-Ichi Kangyo Bank, Limited, Shinjuku-Nishiguchi Branch at 7-2, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo, Japan, or such other account in Japan as the Lender shall, upon not less than seven (7) days' prior notice in writing to the Borrower, designate from time to time for this purpose, in immediately available funds not later than 3:00 p.m., Japan time, on the date on which such sums shall become due.

               (ii) If any sum (other than interest and principal) would otherwise become due on a day which is not a Business Day, such sum shall become due on the next succeeding Business Day.

               (iii) All sums of interest due and to become due hereunder or other amounts, if any, required to be calculated hereunder by reference to the passage of time shall be calculated and paid on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

          (b) Any payments made to the Lender shall be applied first against costs, expenses and indemnities due and payable hereunder; then against default interest in respect of the Advance and other amounts, if any; then against interest due on the Advance; and thereafter against the Advance due and payable. If any payment is insufficient to pay any such category in full, the Lender shall apply the payment received in the chronological order that each amount in such category becomes due and with respect to each amount in such category which becomes due at the same time, pro rata on the amount in such category which becomes due at the same time.

     2.08 Loan Account

          The Lender shall open and maintain on its books, a loan account in the Borrower's name showing the Advance, prepayments, repayment, payments of interest and other amounts due and payable and sums paid hereunder. Such loan account shall be deemed to be binding on the Borrower as to the existence and amount of the obligations of the Borrower therein recorded, subject to any proof to the contrary.


SECTION 3.  YIELD PROTECTION

     3.01 Taxes

          (a) All sums payable by the Borrower hereunder, whether of principal, interest, expenses or otherwise, shall be paid in full and without set-off or counterclaim for any reason whatsoever and, free and clear of and without deduction or withholding for or on account of any present or future income or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed, levied or withheld by any taxing authority (other than income taxes on the overall net income of the Lender) ("Taxes") now or hereafter imposed, whether by withholding or otherwise, in Japan or any taxing authority thereof or therein or in any other country through or out of which the Borrower makes payments hereunder or any taxing authority thereof or therein. In the event that the Borrower is prohibited by any law, treaty, ordinance, decree, rule, directive or regulation or judicial or arbitral decision from making such payments free of such Taxes, then the Borrower shall pay such additional amount as may be necessary in order that the actual amount received by the Lender after such Taxes (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amount) shall equal the amount that would have been received by the Lender if such Taxes were not required. The Borrower shall furnish the Lender with the receipt by the competent tax authorities of such Taxes or other evidence of payment of such Taxes reasonably acceptable to the Lender within thirty (30) days after payment of such Taxes.

          (b) Notwithstanding the foregoing, the Borrower shall not be responsible for, and shall be entitled to deduct and withhold from any amount payable to the Lender hereunder, any Taxes to the extent such Taxes exceed the amount of Taxes which would have been applicable immediately prior to a transfer or other disposition by the Lender of any interest in this Agreement or the Advance or a change by the Lender (other than pursuant to subsection (c) below and with the consent of the Borrower) of the Lending Office making or maintaining the Advance from Japan Branch of the Lender to another Lending Office or branch of the Lender. If the Lender obtains the benefit of credit against any income taxes or Taxes now or hereafter imposed by reason of Taxes paid by the Borrower pursuant to Section 3.01(a) or 3.02(a)(i), the Lender shall, as soon as practicable after it obtains such benefit thereof, pay to the Borrower an amount of Yen equivalent (in the estimation of the Lender, which shall be conclusive absent manifest error) to the amount of benefit to the Lender attributable to such credit which benefit would not otherwise have been obtained by the Lender but for the payment made by the Borrower on behalf of the Lender in accordance with the provisions of Section 3.01(a) or 3.02(a)(i), provided that (a) the Lender shall not be required to take any action under this
Section 3.01(b) which, in its good faith opinion, is inconsistent with its overall best Tax interests, and (b) the certificate of the Lender as to whether or not there is any amount payable pursuant to this Section 3.01(b) and, if there is, the amount so payable shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          (c) If, at any time, Taxes are or will be imposed on payments by the Borrower hereunder, and the Borrower is or may be required to make additional payments to or on behalf of the Lender in respect of such Taxes, the Borrower and the Lender shall consult in good faith and shall each use its reasonable efforts to take action to avoid such requirement (which action may, at the option of the Lender, include the transfer of the Advance to another Lending Office or branch which is not subject to such requirement to the extent such action does not cause material disadvantage to the Lender).

          (d) If the Borrower is required pursuant to Section 3.01(a) to increase any sum payable to the Lender hereunder in respect of any Taxes not in effect at the date hereof the Borrower at any time within six (6) months after the effectiveness of the requirement of such increase, subject to giving at least thirty (30) days prior written notice to the Lender of the Borrower's intention to prepay the Advance (which notice shall be irrevocable), shall be entitled to prepay the Advance in full without premium in accordance with
Section 3.04.

     3.02 Increased Costs

          (a) In the event that, as a result of any change in, or the introduction of, any applicable law, regulation, regulatory requirement or official directive or in the interpretation thereof by any governmental or other authority charged with the administration thereof, in each case after the date of this Agreement or after the date the Lender becomes a party to this Agreement ("Change in Regulation"), (i) the Lender becomes subject to any Taxes on or from payments due from the Borrower hereunder (other than income tax on the overall net income of the Lender to be imposed in Japan or the United States or franchise tax imposed in Japan in lieu of income tax); (ii) the Lender becomes subject to reserve and/or special deposit requirements against assets held by, or deposits for the account of, or loans by, the Lender through any of its offices or to any other condition regarding this Agreement or the Advance or any part thereof; or (iii) the Lender complies with any request from the Ministry of Finance of Japan or the Bank of Japan or any other governmental agency exercising authority over the Lender including those in the United States or any political subdivision of either Japan or the United States and in consequence of such Change in Regulation as is mentioned above in this Section 3.02:

               (A) the cost to the Lender of making or funding the Advance is increased, or

               (B) the amount of principal, interest or other amount receivable by the Lender under this Agreement is decreased otherwise than as contemplated in Section 3.01, or

               (C) the Lender is required to make payment on or calculated by reference to the amount of any sum received by it from the Borrower hereunder,

the Borrower will on request accompanied by evidence reasonably satisfactory to the Borrower of such Change in Regulation and such cost, amount or payment reimburse the Lender in respect of each Interest Period during which such Change in Regulation has such consequence for (respectively):

               (1)  the increased cost during such Interest
     Period of making or funding the Advance, and

               (2) the reduction in principal, interest or other amount receivable by the Lender on or with respect to the Advance, and

               (3) any payment the Lender is required to make on or calculated by reference to the amount of any sum received by it of principal of or interest on or other amount receivable by the Lender with respect to the Advance.

          (b) The Borrower  shall,  on giving to the Lender not less than thirty
(30) days prior written notice (which notice shall be irrevocable) and so long as the circumstances giving rise to the notice pursuant to Section 3.02(a) above still exist, be entitled to cancel the Commitment, prepay to the Lender, without premium, the Advance in full in accordance with Section 3.04, or require at the Borrower's expense the Lender to assign at par plus accrued interest and fees and other sums payable hereunder all of the Lender's right, interest and obligations hereunder to a bank, financial institution or other entity specified by the Borrower, upon the Borrower's procuring such proposed assignee's agreement to such assignment and in accordance with an instrument of assignment in form and substance reasonably satisfactory to the Lender.

          (c) If, at any time, a Change in Regulation occurs or shall occur which results in such cost, amount or payment as set forth in Section 3.02(a), each of the Borrower and the Lender shall consult in good faith and shall each make a good faith effort to take action to avoid such cost, amount or payment.

          (d) The Lender represents that it is a branch registered in Japan of a corporation organized under the laws of the State of Georgia, U.S.A.

     3.03 Illegality

          (a) In the event that it shall become unlawful for the Lender to honor the Commitment or to maintain the Advance then outstanding, then upon notice by the Lender to the Borrower the Commitment shall terminate and on the date thirty
(30) days from the date that notice of such unlawfulness is given by the Lender or on any earlier date required by law, the Borrower shall prepay the Advance, without penalty or premium, together with accrued interest thereon and any such additional amounts due in respect of the period up to the date of prepayment and any other sums due to the Lender under this Agreement. Upon the occurrence of any such event, the Lender shall promptly notify the Borrower thereof and shall furnish the Borrower with evidence reasonably satisfactory to the Borrower certified by the Lender as to such unlawfulness.

          (b) In the event that it shall become unlawful for the Borrower to borrow the Commitment or to perform or observe any term or condition of this Agreement or any document or instrument provided for hereunder, the Borrower shall promptly notify the Lender thereof and shall furnish the Lender with evidence reasonably satisfactory to the Lender certified by the Borrower as to such unlawfulness, and upon such notice, the Commitment shall terminate and, in the event the Commitment has been advanced by the Lender, the Borrower shall forthwith prepay the Advance, without penalty or premium, together with accrued interest thereon and any such additional amounts due in respect of the period up to the date of prepayment and any other sums due to the Lender under this Agreement.

     3.04  Adversity Prepayment

          If the Borrower shall exercise its right to prepay the Advance pursuant to Section 3.01 or 3.02 or shall be required to prepay the Advance pursuant to Section 3.03, the Borrower shall pay the Advance in full, together with interest accrued thereon to and including the date of prepayment together with all other amounts then owed to the Lender hereunder. Any such prepayment shall not relieve the Borrower from paying all other amounts payable under
Section 3.01 or 3.02.

     3.05  Currency and Place of Payment

          This is a loan transaction in which the specification of Yen and payment in Tokyo are of the essence, and Yen shall be the currency of account and of payment in all events. The payment obligation hereunder shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise. In the event that any payment, whether pursuant to a judgment or otherwise, shall be made in a currency other than Yen or in a place other than in Tokyo, such amount shall be promptly converted to Yen and transferred to Tokyo under normal banking procedures. In the event that such payment does not fully satisfy the obligations of the Borrower hereunder, the Lender shall be entitled to immediate payment of, and shall have a separate cause of action for, the Yen deficiency in respect of the payments due to the Lender.


SECTION 4.  EXPENSES

           (a) The Borrower shall promptly reimburse the Lender for all reasonable out-of-pocket fees and expenses of the Lender, including, without limitation, reasonable fees and expenses of counsel incurred by the Lender in the negotiation and preparation of, or in the enforcement of, or the preservation of rights with respect to this Agreement and the Guarantee or to any security hereafter granted by the Borrower or the Guarantor under this Agreement or the Guarantee from and after the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the passing of time or both, would constitute an Event of Default. Such fees and expenses shall be reimbursed whether or not the Lender gives notice of such Event of Default or event or demands acceleration of the Advance or takes other action to enforce the provisions of this Agreement.

          (b) In addition to the other undertakings contained in Section 3.01 and this Section 4, the Borrower shall pay any stamp or documentary taxes or any similar duties or levies in connection with the execution, delivery, performance or enforcement of this Agreement. The Borrower shall indemnify and hold harmless the Lender from any liability with respect to the delay or failure by the Borrower to pay any such taxes, duties or levies and shall reimburse the Lender upon demand for any such taxes, duties or levies paid by it together with any interest, penalties and expenses incurred in connection therewith.


SECTION 5.  REPRESENTATIONS AND WARRANTIES

     5.01 The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware, U.S.A., and is duly registered as a branch thereof under the Commercial Code of Japan. It has full corporate power and authority to incur the obligations provided for in this Agreement and to execute and deliver this Agreement and all other documents and instruments provided for hereunder, and to perform its obligations hereunder.

          (b) The Borrower has taken all necessary corporate action, including obtaining the approval of its Board of Directors as required by applicable law to authorize the execution and delivery of this Agreement and to authorize the performance and observance of the terms and conditions hereof.

          (c) Neither the execution and delivery of this Agreement by the Borrower, nor the performance by it of its obligations hereunder, nor the compliance by it with the terms hereof, will:

               (i) violate, conflict with, or result in the breach of any terms, conditions or provisions of, or constitute a default under any applicable law or regulation of Japan, the United States of America or the State of Delaware, or any international treaty or convention by which the Borrower or any of its property or assets is bound, or any administrative regulation or order or any court decree, or the Articles of Incorporation or other constituent documents of the Borrower, or

               (ii) violate, conflict with, or result in the breach of any terms, conditions or provisions of, or constitute a default under any contract, indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property or assets is bound, which violation, conflict, breach or default would have a material adverse effect on the ability of the Borrower to perform its obligations hereunder, or result in the creation or imposition of any lien, mortgage, pledge or other security of any material nature on any of its property, assets or revenues.

          (d) No governmental or other authorizations, consents, approvals or registrations are necessary for the execution and delivery of this Agreement by the Borrower or for the performance by the Borrower of its obligations hereunder, except as to those authorizations, consents, approvals or registrations already obtained.

          (e) This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally, and will rank pari passu as to priority of payment and in all other respects, without any preference one over the other by reason of priority of date of issue, currency of payment, form of instrument evidencing obligations or otherwise, with all other unsecured and unsubordinated Indebtedness of the Borrower now outstanding except with respect to such priorities and privileges as will be created by law.

          (f) The Borrower is not in default under any agreement relating to its Indebtedness which default would have a material adverse effect on the Borrower's ability to fulfill its obligations hereunder. No Event of Default, or event which with the passing of time or the giving of notice or both would constitute an Event of Default, has occurred and is continuing.

          (g) As of the date hereof, under current law, there is no withholding tax or charge (including documentary, registration or stamp duties or filing fees) of Japan or the United States of America or any political subdivision thereof or therein, applicable to any payment to be made by the Borrower pursuant to the terms of this Agreement or to be imposed on or by virtue of the execution, delivery, performance or enforcement of this Agreement or any other document or instrument provided for hereunder except for stamp duty to be imposed in Japan if this Agreement or the Guarantee is executed in Japan and except for court fees required for enforcement of this Agreement or otherwise; provided that the Lender has taken requisite procedures with the competent authorities to qualify for exemption of withholding taxes in Japan pursuant to
Article 42-2 of the Special Taxation Measures Law of Japan and Article 180(1) of the Income Tax Law of Japan.

          (h) The financial statements of the Borrower for the period ended January 31, 1995 which have heretofore been delivered to the Lender present fairly the financial position of the Borrower as of the date thereof and the results of operations of the Borrower for the period covered thereby, and since the date of such financial statements there has been no material adverse change in the financial position or the results of operations of the Borrower.

          (i) There are no proceedings before any arbitration tribunal, court, government agency or administrative body pending or, to the best knowledge of the Borrower, threatened against the Borrower which, if adversely determined, are likely to materially adversely affect the financial condition or operations of the Borrower or materially impair the ability of the Borrower to pay, when due, any amounts due hereunder or is likely to enjoin the execution and delivery, or to adversely affect in any manner the validity or enforceability of this Agreement.

          (j) As of the date hereof, the Guarantor owns 100% of the capital stock of Tiffany International, who in turn owns 100% of the capital stock of the Borrower.

     5.02 The Borrower represents and warrants that the representations and warranties contained in Section 5.01, will be true and accurate in all respects as though made on the first day of each Interest Period with reference to the facts and circumstances subsisting on each such day except that with respect to
(h), the financial statements for the period ended January 31, 1995 shall be read to refer to the latest financial statements or, if available, the latest consolidated financial statements relative to the Borrower and its then consolidated Subsidiaries taken as a whole.


SECTION 6.  COVENANTS

          In addition to the other undertakings set forth herein, the Borrower hereby covenants to the Lender that during the term of this Agreement the Borrower shall act as follows and shall perform the following obligations:

          (a) (i) As soon as practicable, but not later than one hundred and twenty (120) days after the end of each of its fiscal years, the Borrower shall deliver to the Lender its annual financial statements as at and for the year then ended, certified by a duly authorized financial officer of the Borrower, or if available, audited by independent accountants. Such financial statements shall be accompanied by a certificate of a duly authorized financial officer of the Borrower, who shall certify that at the date of such certificate a) no Event of Default has occurred and no event has occurred that, with the giving of notice or the passing of time, or both, would constitute an Event of Default, or b) such an Event of Default or event has occurred. If such certificate states that any Event of Default or any such event has occurred, such certificate shall be accompanied by a reasonably detailed description thereof and of the action contemplated by the Borrower to remedy such Event of Default or event.

               (ii) As soon as practicable, but not later than sixty (60) days after the end of each of its fiscal quarters, the Borrower shall deliver to the Lender unaudited financial statements for such period.

               (iii) The Borrower shall as soon as practicable after a request to that effect by the Lender provide the Lender with such additional information concerning the financial condition of the Borrower as the Lender may from time to time reasonably require for the purposes of this Agreement.

               (iv) Any Confidential Information (as hereinafter defined) furnished to the Lender pursuant to or in connection with this Agreement shall be held in confidence by the Lender and shall not be disclosed to any person, provided that the Lender may disclose such Confidential Information
     (i) with the Borrower's prior written consent; (ii) to the Lender's auditors; (iii) when required by law or regulation; (iv) as may be required or appropriate in any written or oral report, statement, testimony or other disclosure document submitted to any municipal, state, provincial, national, federal or other regulatory body having or claiming to have jurisdiction over the Lender or to any rating agency nationally recognized in the U.S. or Japan; (v) to the officers, directors, employees, agents, representatives and professional consultants of the Lender (so long as each such officer, director, employee, agent, representative and/or professional consultant shall have agreed to maintain the confidentiality of the information disclosed on substantially the same terms and conditions as those set forth in this Section 6(a)(iv)); (vi) as may be required or appropriate in connection with (a) the enforcement of the obligations of the Borrower under this Agreement or the Guarantor under the Guarantee or
     (b) any contemplated transfer or other disposition by the Lender of any interest in this Agreement or the Advance (so long as the proposed transferee agrees to be bound by the terms of this Section 6(a)(iv)); and
     (vii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding, provided the Borrower is given prompt notice thereof. For the purposes hereof, the term "Confidential Information" shall mean all non-public information about the Borrower furnished by the Borrower to the Lender, except that Confidential Information shall not include any information which was publicly known or otherwise known to the Lender at the time of disclosure or subsequently becomes publicly known through no violation of this Agreement by the Lender.

          (b) The Borrower shall, upon becoming aware thereof, promptly give notice to the Lender of the occurrence of any Event of Default or event that, with the giving of notice or the passing of time, or both, would constitute an Event of Default.

          (c) The Borrower shall maintain its corporate existence in good standing under and in compliance with all applicable laws and regulations in all material respects.

          (d) The Borrower undertakes to obtain or effect any governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary in the future for the performance by the Borrower of any of the terms and conditions of this Agreement.

          (e) The Borrower shall ensure that at all times its obligations hereunder will rank pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of the Borrower now or hereafter outstanding, except with respect to such priorities and privileges as are created by operation of law.

          (f) The Borrower shall not sell, transfer, lend or otherwise dispose of to any Person other than a Subsidiary of the Borrower all or substantially all of its assets or revenues, whether by a single transaction or by a number of transactions whether related or not without prior written consent of the Lender, which shall not be unreasonably withheld by the Lender.


SECTION 7.  CONDITIONS TO DRAWDOWN

          The Lender's obligation to make the Advance hereunder shall be subject to the condition precedent that the Lender shall have received, at its Lending Office in Tokyo or at such other place as the Lender shall direct, the documents listed in Schedule II, in form and substance satisfactory to the Lender and its counsel, on or prior to two (2) Business Days before the Drawdown Date. In addition, the Borrower may not draw down the Advance unless:

          (i) as of the Drawdown Date no event has occurred and is continuing which is or may with the passage of time or the giving of notice or both be an Event of Default, and

         (ii) as of the Drawdown Date the representations and warranties listed in Section 5 are true and correct in all material respects as if made on and as of such date.


SECTION 8.  EVENTS OF DEFAULT

     8.01  Events of Default

          Each of the following events and occurrences, if continuing, shall constitute an Event of Default under this Agreement.

          (a) The Borrower fails to pay when due any principal of the Advance; or the Borrower shall fail to pay, within five (5) days after its receipt of notice of such nonpayment from the Lender, interest on the Advance, provided, however, that the Lender shall not be required to give the Borrower more than two (2) such notices in any twelve (12) month period.

          (b) Any representation or warranty made or deemed to be made in respect of the Borrower in this Agreement or the Guarantor in the Guarantee is incorrect in any material respect at the time made or deemed to be made and such incorrectness is not corrected (so that, if such representation or warranty were then made or deemed to be made as of such date of correction, it would then be true) within thirty (30) days after written notice of such incorrectness is given by the Lender to the Borrower or the Guarantor, as the case may be.

          (c) The Borrower or the Guarantor fails to perform or comply with any other provisions of this Agreement or the Guarantee, as the case may be, and such failure continues for a period of thirty (30) days after written notice of such failure is given by the Lender to the Borrower or the Guarantor, as the case may be.

          (d) Any governmental approval or other authorization, consent, approval or registration granted or required in the future which is necessary in order to permit the Borrower to perform its obligations under this Agreement or the Guarantor to perform its obligations under the Guarantee is not obtained or renewed, or is terminated or revoked, provided that the Borrower or the Guarantor, as the case may be, shall have thirty (30) days to obtain or renew such approval or other authorization, consent, approval or registration following its receipt of notice from the Lender that such is required.

          (e) Any payment obligation, in the aggregate principal amounts in excess of $5,000,000, of the Borrower, the Guarantor or any of its Subsidiaries under any Indebtedness or Capital Lease Obligation has been accelerated and has become due prior to any stated maturity, due to any event of default under such Indebtedness or Capital Lease Obligation, unless such acceleration of the Indebtedness or Capital Lease Obligation thereafter has been annulled or rescinded.

          For the purpose of the foregoing, (i) any Indebtedness which is in a currency other than Dollars shall be translated into Dollars at the spot rate
(TTB) for the sale of Dollars against the purchase of the relevant currency quoted by any leading bank selected by the Lender in the country in which the relevant currency is the official currency on any day when the Lender requests such a quotation for the purposes aforesaid and (ii) "Capital Lease Obligation" means any rental obligation under any lease of property which would be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles of the country of incorporation of the relevant entity.

          (f) If an application is made to a court: (i) for a decree or order for relief in respect of the Borrower or the Guarantor in any proceeding under any applicable Japanese or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law; or (ii) for a decree or order adjudging the Borrower or the Guarantor a bankrupt or insolvent, or seeking approval for reorganization, arrangement, adjustment, composition or similar proceeding under any applicable Japanese or U.S. Federal or State law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official to the Borrower or the Guarantor or to any substantial part of its property or seeking an order for the winding up or liquidation of the Borrower or the Guarantor; and such application is not dismissed or withdrawn within sixty (60) days of being filed; provided that any application for merger or consolidation made solely under the applicable corporation statute shall not be deemed an Event of Default under this Section 8.01(f).

          (g) The entry by a court of competent jurisdiction of: (i) a decree or order for relief in respect of the Borrower or the Guarantor in an involuntary case or proceeding under any applicable Japanese or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law or; (ii) a decree or order adjudging the Borrower or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, composition or similar of or in respect of the Borrower or the Guarantor under any applicable Japanese or U.S. Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; provided that any merger or consolidation consummated solely under the applicable corporation statute shall not be deemed an Event of Default under this Section 8.01(g).

          (h) The commencement by the Borrower or the Guarantor of a voluntary case or proceeding under any applicable Japanese or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Japanese or U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Japanese or U.S. Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          (i) The Guarantee ceases to be in full force and effect for any reason whatsoever.

          If an Event of Default shall occur, it may be waived by a notice to the Borrower from the Lender. No waiver of any Event of Default shall constitute a waiver of any other or succeeding Event of Default except to the extent provided in such waiver.

     8.02 Consequence of Default

          If an Event of Default shall occur and be continuing, the Lender may:

          (a) by notice to the Borrower, declare the Advance together with accrued interest and any other amounts to which the Lender may be entitled under this Agreement and any other sum in respect of the Advance payable hereunder to be immediately due and payable and the Advance, interest and other sum shall thereupon become due and payable without presentment, demand, protest or notice of any kind, other than the notice specifically required by this Section 8.02, all of which are expressly waived by the Borrower; and/or

          (b)  by  notice  to  the  Borrower  terminate  the  Commitment,   such
termination to be effective upon the giving of such notice.

SECTION 9.  MISCELLANEOUS

     9.01  Term

          The term of this Agreement shall commence on the date first set forth above and shall end on the date of termination of the Commitment hereunder or, if later, upon payment or prepayment in full of all principal, interest and other sums payable by the Borrower hereunder.

     9.02  Entire Agreement

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. This Agreement may be amended only by agreement of the parties hereto and the Guarantor evidenced in writing.

     9.03  Waiver; Cumulative Rights

          The failure or delay of the Lender to require performance by the Borrower of any provision of this Agreement shall not affect its right to require performance of such provision unless and until such performance has been waived by the Lender in writing in accordance with the terms hereof. Each and every right granted to the Lender hereunder shall be cumulative and may be exercised in part or in whole from time to time.

     9.04  Assignment

          (a) This Agreement shall be binding upon and shall be enforceable by the Borrower and the Lender and their respective successors and assigns except that the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender. Upon any assignment by the Lender of its interest hereunder, the term "Lender" as used herein shall be deemed to refer to such assignee to the extent of its interest thereunder and such "Lender" shall be entitled, subject to Section 3.01(b), to the benefit of, inter alia, all indemnities and tax reimbursements of the Lender pursuant to this Agreement as fully as if originally named as a party hereto.

           (b) Subject to Sections 3.01(b) and (c), the Lender may make, maintain or transfer the Advance at, to or for the account of, any Lending Office located in Japan upon notice by the Lender to the Borrower.

     9.05  Governing Law

           This Agreement shall be governed by and interpreted in accordance with the laws of Japan.

     9.06  Submission to Jurisdiction

           The Borrower hereby irrevocably consents that any legal action or proceedings against it or any of its property or assets with respect to this Agreement may be brought in the Tokyo District Court and by execution and delivery of this Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding for itself and in respect of its property and assets, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court.

     9.07 Notices

          Unless otherwise specifically provided for herein, any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), (iii) transmitted by cable (with postage prepaid registered mail confirmation, airmail if international), or (iv) transmitted by facsimile (which shall be confirmed by registered mail, air mail if international) to the parties as follows (as elected by the party giving such notice):

     To the Borrower:

          Tiffany & Co. Japan Inc.
          Japan Branch
          3-1-31 Minami Aoyama, 10th Floor
          Minato-ku, Tokyo 107, Japan
          Facsimile No.:  03-3746-0335
          Attention:  Mr. Makito Hamada

     To the Guarantor:

          Tiffany & Co.
          5 Sylvan Way
          Parsippany, New Jersey 07054
          U.S.A.
          Facsimile No.:  201-971-3603
          Attention:  Mr. Luis Ulloa

     To the Lender:

          American Family Life Assurance Company of Columbus
          Japan Branch
          AFLAC Square
          2-33-2, Kojima-cho, Chofu-shi
          Tokyo 182-01, Japan
          Facsimile No.:  0424-41-3008
          Attention:  Investment Department

          A notice in writing shall include a notice by facsimile or cable. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on the date of receipt by the addressee thereof. The Borrower, the Lender and the Guarantor may change its address for purposes hereof by notice to the other. Each notice and any other document given by one party to another hereunder shall be in the English language.

          Any notice sent to the Borrower shall also be sent to the Guarantor, and any notice sent to the Guarantor shall also be sent to the Borrower.

     9.08 Severability of Provisions

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.09 Counterparts

          This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.


     IN WITNESS WHEREOF, the parties hereto have caused one original of this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above. The original of this Agreement shall be kept by the Lender, and a photocopy of this Agreement shall be kept by the Borrower.

BORROWER:                     TIFFANY & CO. JAPAN INC., JAPAN
                                     BRANCH




                              By__________________________
                              Name________________________
                              Title_______________________





 LENDER:                      AMERICAN FAMILY LIFE ASSURANCE
                              COMPANY OF COLUMBUS, JAPAN BRANCH




                              By__________________________
                              Name________________________
                              Title_______________________

                                   SCHEDULE I






                                G U A R A N T E E



                                       BY


                                  TIFFANY & CO.

                                  April 3, 1996

American Family Life Assurance Company of Columbus
Japan Branch
AFLAC Square
2-33-2, Kojima-cho,
Chofu-shi, Tokyo 182-01
Japan


Gentlemen:

         In consideration of your Company (the "Lender") agreeing to make an advance in the principal amount of Five Billion Yen ((Y)5,000,000,000) to Tiffany & Co. Japan Inc., Japan Branch (the "Borrower") pursuant to a loan agreement (the "Agreement") dated as of April 3, 1996 between the Borrower and the Lender, Tiffany & Co. (the "Guarantor") hereby agrees as follows (capitalized terms used but not defined herein having the meanings specified in the Agreement):

         1. The Guarantor hereby absolutely and unconditionally, and jointly and severally with the Borrower, guarantees to the Lender the full and complete payment when due (by acceleration or otherwise) of any and all sums whether of principal, interest or other amount payable by the Borrower to the Lender under or pursuant to the Agreement. The Guarantor hereby represents that, as of the date hereof, it owns 100% of the capital stock of Tiffany International, who in turn owns 100% of the capital stock of the Borrower, and hereby agrees to notify the Lender of any material change in such shareholding.

                  Notwithstanding   the  use  of  the  word   "Guarantee",   the
obligation of the Guarantor hereunder is unconditional irrespective of the genuineness, legality, validity, regularity or enforceability of the Agreement.

         2. Upon receipt by the Guarantor of a notice from the Lender in effect that the Borrower has defaulted in the payment when due of any or all sums payable by the Borrower to the Lender under the Agreement, the Guarantor shall forthwith pay to the Lender at AFLAC Square, 2-33-2, Kojima-cho, Chofu-shi, Tokyo, Japan, or such other address in Japan as may be notified by the Lender to the Guarantor for this purpose, such sums in the currency and otherwise in the manner required of the Borrower by the Agreement. All such payments shall be made without set-off or counterclaim for any reason whatsoever and free and clear of and without deduction or withholding for or on account of any present or future income or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed, levied or withheld by any taxing authority (other than income tax on the overall net income of the Lender) ("Taxes") now or hereafter imposed, whether by withholding or otherwise, in Japan or the United States or any taxing authority thereof or therein or in any other country through or out of which the Guarantor makes payments hereunder or any taxing authority of or in such country. In the event that the Guarantor is prohibited by any law, treaty, ordinance, decree, rule, directive, regulation or judicial or arbitral decision from making such payments free of such Taxes, then the Guarantor shall pay such additional amount as may be necessary in order that the actual amount received by the Lender after such Taxes (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amount) shall equal the amount that would have been received by the Lender if such Taxes were not required. The Guarantor shall furnish the Lender with the receipt issued by the competent tax authorities in respect of such Taxes or other evidence of payment of such Taxes reasonably acceptable to the Lender within thirty (30) days after payment of such Taxes. Notwithstanding the foregoing, the Guarantor shall not be responsible for, and shall be entitled to deduct and withhold from any amount payable to the Lender hereunder, any Taxes to the extent such Taxes exceed the amount of Taxes which would have been applicable immediately prior to a transfer or other disposition by the Lender of any interest in the Agreement or the Advance or a change by the Lender (other than pursuant to the last sentence of this Section 2 and with the consent of the Guarantor) of the Lending Office making or maintaining the Advance from Japan Branch of the Lender to another Lending Office or branch of the Lender. If, at any time, Taxes are or will be imposed on payments by the Guarantor hereunder, and the Guarantor is or may be required to make additional payments to or on behalf of the Lender in respect of such Taxes, the Guarantor and the Lender shall consult in good faith and shall each use its reasonable efforts to take action to avoid such requirement (which action may, at the option of the Lender, include the transfer of the Advance to another Lending Office or branch which is not subject to such requirement to the extent such action does not cause material disadvantage to the Lender).

         3. The Guarantor hereby waives notice of the making of the loan under the Agreement, and notice of the acceptance of this Guarantee.

         4. The Lender may neglect or forbear to enforce payment hereunder, or under the Agreement or under any other document, instrument or agreement, without in any way affecting or impairing the liability of the Guarantor hereunder.

         5. The Guarantor hereby waives demand for payment (except as specified in 2 above), and notice of default or non-payment (except as otherwise provided herein or in the Agreement).

         6. The winding-up or dissolution of the Borrower or any change in the name, objects, capital, ownership or control of the Borrower or any other circumstances affecting the Borrower which might otherwise afford a legal or equitable defence to the Guarantor or a discharge of this Guarantee shall not in any way affect the liability of the Guarantor under this Guarantee.

         7. The obligations of the Guarantor under this Guarantee shall be principal obligations of the Guarantor and the Lender shall not be obliged to exhaust recourse against the Borrower before being entitled to payment from the Guarantor of all the debts and liabilities hereby guaranteed.

         8. The Guarantor acknowledges that the Guarantor has received and reviewed a copy of the executed Agreement and that no representation has been made to it on behalf of the Lender and the Guarantor agrees that this Guarantee is in addition to and not in substitution for any other guarantees which may hereafter be held by the Lender and shall not be affected by any release or discharge granted to any other guarantor.

         9. This is an irrevocable and unconditional guarantee of payment and shall remain in full force and effect until all the obligations of the Borrower to the Lender as set forth in the Agreement shall have been satisfied and all sums due thereunder and all indebtedness of the Guarantor to the Lender payable pursuant to this Guarantee shall have been paid to the Lender in full. The Guarantor's obligations hereunder shall be reinstated if at any time any payment received from the Borrower by the Lender is required to be repaid by the Lender to the Borrower.

         The Guarantor shall reimburse the Lender for all reasonable out-of-pocket fees and expenses of the Lender, including reasonable fees and expenses of counsel and the payment of any stamp or similar duties, incurred by the Lender in the enforcement of, or the preservation of rights under, this Guarantee.

         10. Any notice or demand on the Guarantor required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), (iii) transmitted by cable (with postage prepaid registered mail confirmation, airmail if international), or (iv) transmitted by facsimile (which shall be confirmed by registered mail, air mail if international) to the Guarantor as follows:

                  Tiffany & Co.
                  5 Sylvan Way
                  Parsippany, New Jersey 07054
                  U.S.A.
                  Facsimile No.:  201-971-3603
                  Attention:  Mr. Luis Ulloa

                  A notice in writing shall include a notice by facsimile or cable. Except as otherwise specified herein, all notices and demands shall be deemed to have been duly given on the date of receipt by the addressee thereof. The Guarantor may change its address for purposes hereof by notice in writing to the Lender.

         11. This Guarantee shall inure to the benefit of the Lender, its successors and assigns.

         12. The Guarantor hereby represents and warrants to the Lender as follows:

                  (a) The Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A. and has full corporate power and authority to incur the obligations provided for in this Guarantee and to execute and deliver this Guarantee, and to perform its obligations hereunder.

                  (b) The Guarantor has taken all necessary corporate action, including obtaining the approval of its Board of Directors or authorized committee thereof as required by applicable law to authorize the execution and delivery of this Guarantee and to authorize the performance and observance of the terms and conditions hereof.

                  (c) Neither the execution and delivery of this Guarantee by the Guarantor, nor the performance by it of its obligations hereunder, nor the compliance by it with the terms hereof, will:

                           (i) violate, conflict with, or result in the breach of any terms, conditions or provisions of, or constitute a default under any applicable law or regulation of the United States of America or the State of Delaware, or any international treaty or convention by which the Guarantor or any of its property or assets is bound, or any administrative regulation or order or any court decree, or the Certificate of Incorporation or ByLaws of the Guarantor, or

                           (ii) violate, conflict with, or result in the breach of any terms, conditions or provisions of, or constitute a default under any contract, indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its property or assets is bound, which violation, conflict, breach or default would have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder, or result in the creation or imposition of any lien, mortgage, pledge or other security of any material nature on any of its property, assets or revenues.

                  (d) No governmental or other authorizations, consents, approvals or registrations are necessary for the execution and delivery of this Guarantee by the Guarantor or for the performance by the Guarantor of its obligations hereunder, including, without limitation, foreign exchange and transfer permits for the Guarantor to purchase or otherwise obtain, and transmit for payment, the necessary amounts in Yen for payments with respect to this Guarantee, except those authorizations, consents, approvals or registrations already obtained.

                  (e) This Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms and will rank pari passu as to priority of payment and in all other respects, without any preference one over the other by reason of priority of date of issue, currency of payment, form of instrument evidencing obligations or otherwise, with all other unsecured and unsubordinated Indebtedness of the Guarantor now outstanding except with respect to such priorities and privileges as will be created by law.

                  (f) The Guarantor is not in default of any agreement relating to its Indebtedness which default would have a material adverse effect on the Guarantor's ability to fulfill its obligations hereunder. No Event of Default, or event which with the passing of time or the giving of notice or both would constitute an Event of Default relative to the Guarantor, has occurred and is continuing.

                  (g) As of the date hereof, under current law, there is no withholding tax of the United States applicable to any payment to be made by the Guarantor pursuant to the terms of this Guarantee.

                  (h) The consolidated financial statements of the Guarantor for the period ended January 31, 1995 which have heretofore been delivered to the Lender present fairly the financial position of the Guarantor and its consolidated Subsidiaries taken as a whole as of the date thereof and the results of operations of the Guarantor and its consolidated Subsidiaries taken as a whole for the period covered thereby, and since the date of such financial statements there has been no material adverse change in the financial position or the results of operations of the Guarantor and its consolidated Subsidiaries taken as a whole.

                  (i) There are no proceedings before any arbitration tribunal, court, government agency or administrative body pending or, to the best knowledge of the Guarantor, threatened in writing against the Guarantor which, if adversely determined, are likely to materially adversely affect the financial condition or operations of the Guarantor or materially impair the ability of the Guarantor to pay, when due, any amounts due hereunder or is likely to enjoin the execution and delivery, or to adversely affect in any manner the validity or enforceability, of this Guarantee.

         13. Until all obligations of the Guarantor to the Lender pursuant to this Guarantee shall have been satisfied:

                  (a) (i) As soon as practicable, but not later than one hundred and twenty (120) days after the end of each of its fiscal years, the Guarantor shall deliver to the Lender its annual consolidated financial statements as at and for the year then ended, audited by independent accountants and prepared in accordance with applicable rules and regulations of the U.S. Securities and Exchange
         Commission (the "SEC") including those relating to Form
         10-K.

                            (ii) As soon as practicable, but not later than sixty (60) days after the end of each of the first three fiscal quarters occurring within each of its fiscal years, the Guarantor shall deliver to the Lender unaudited consolidated financial statements for such quarter prepared in accordance with applicable rules and regulations of the SEC including those relating to Form 10-Q.

                           (iii) The Guarantor shall as soon as practicable after a request to that effect by the Lender provide the Lender with such additional information concerning the financial condition of the Guarantor as the Lender may from time to time reasonably require for the purposes of this Guarantee.

                  (b) The Guarantor shall, upon becoming aware thereof, promptly give notice to the Lender of the occurrence of any Event of Default under the Agreement or event that, with the giving of notice or the passing of time, or both, would constitute such an Event of Default.

                  (c) Except as permitted by (g) below, the Guarantor shall maintain its corporate existence in good standing under and in compliance with all applicable laws and regulations in all material respects.

                  (d) The Guarantor undertakes to obtain or effect, at the appropriate time, any U.S. governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary in the future for the performance of any of the terms and conditions of this Guarantee.

                  (e) The Guarantor agrees that it shall continue to hold, directly or indirectly, at least 80% of the shares of capital stock (having voting power to vote for election of directors) of the Borrower.

                  (f) The Guarantor shall ensure that at all times its obligations hereunder will rank pari passu as to priority of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter outstanding, except with respect to such priorities and privileges as are created by operation of law.

                  (g) The Guarantor shall not consolidate with or merge into any other Person or convey or transfer all or substantially all of its properties and assets to any Person, unless (i) the successor Person shall be organized and existing under the laws of the United States or any State thereof, and shall expressly assume in writing the due and punctual performance of all the obligations of the Guarantor hereunder and the performance of every covenant in the Guarantee on the part of the Guarantor to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default under the Agreement, and no event which, after notice or lapse of time or both, would become such an Event of Default, shall have happened and be continuing; and (iii) the Guarantor shall have delivered to the Lender an officer's certificate and an opinion of counsel, each in form and substance reasonably satisfactory to the Lender stating that such consolidation, merger, conveyance or transfer comply with the foregoing provisions. In case of any such consolidation, merger, conveyance or transfer, such successor Person will succeed to and be substituted for the Guarantor as obligor on the obligations of the Guarantor hereunder, with the same effect as if it had been named in this Guarantee as the Guarantor.

                  (h) The Guarantor shall not make any substantial alteration in the nature of its business conducted as at the date of this Guarantee which would have a materially adverse effect on the Guarantor's ability to perform its obligations hereunder.

                  (i) The Guarantor shall ensure that the ratio of Consolidated Indebtedness to Consolidated Capitalization never, at any Balance Date, exceeds 0.55:1.00.

                  (j) The Guarantor shall ensure that the ratio of (i) Consolidated EBIT for the four consecutive financial quarters ending on each Balance Date to (ii) Consolidated Interest Expense for the same period is, at all times, greater than 2.50:1.00.

                  (k) The Guarantor shall not, and shall not permit any Subsidiary thereof to issue, assume or guarantee any Debt if such Debt is secured by any Mortgage upon any Principal Property of the Guarantor or of any Subsidiary thereof or any shares of stock or Indebtedness of any Subsidiary thereof, whether owned at the date of this Guarantee or thereafter acquired, without effectively securing the obligations of the Guarantor hereunder equally and ratably with such Debt. The foregoing restriction shall not apply to the following Mortgages:

                           (i) Mortgages on any Principal Property acquired, constructed or improved by the Guarantor or any Subsidiary thereof after April 3, 1996, which are created or assumed within three years after such acquisition, or completion of such construction or improvement to secure or provide for the payment of the purchase price of such Principal Property or cost of such construction or improvement, or Mortgages existing on any property at the time of its acquisition; provided that the Mortgage shall not apply to any property theretofore owned by the Borrower or any Subsidiary thereof other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

                           (ii) Mortgages existing on any property, shares of stock or indebtedness acquired from a Person merged or consolidated with or into the Guarantor or a Subsidiary thereof;

                           (iii) Mortgages on property of any corporation existing at the time it becomes a Subsidiary of the Guarantor;

                           (iv) Mortgages to secure Debt of a Subsidiary of the Guarantor to the Guarantor;

                           (v) Mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Mortgages; or

                           (vi) Mortgages for the sole purpose of extending, renewing or replacing Debt secured by any Mortgage referred to in the foregoing sub-sections (i) to (v), inclusive, or in this sub-section
         (vi) or any Mortgage existing on April 3, 1996; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property that secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

                  (l) The Guarantor shall not, and shall not permit any Subsidiary thereof to, enter into Sale and Leaseback Transactions of any
Principal Property unless the net proceeds of such Sale and Leaseback Transactions are at least equal to the sum of all costs incurred by the Guarantor or any Subsidiary thereof in connection with the acquisition of, and construction of any improvement on, the Principal Property to be leased and either (i) the Guarantor or such Subsidiary would be entitled, pursuant to sub-section (i) or the second paragraph of (k) above, to incur Debt secured by a Mortgage on such Principal Property without equally and ratably securing the obligations of the Guarantor hereunder or (ii) the Value thereof would be an amount permitted under the last sentence (other than definitions) under (k) above or (iii) the Guarantor or such Subsidiary thereafter applies an amount equal to the sum of all costs incurred by the Guarantor or such Subsidiary in connection with the acquisition of, and the construction of any improvements on, such property (x) to the payment or other retirement of Debt incurred or assumed by the Guarantor that ranks senior to or pari passu with the obligations of the Guarantor hereunder or of Debt incurred or assumed by any Subsidiary of the Guarantor (other than, in either case, Debt owned by the Guarantor or any Subsidiary thereof); or (y) to the purchase of other Principal Property.

                  (m) The Guarantor shall not, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness or permit any of its consolidated Subsidiaries to do so, except any of the following types of
Indebtedness:

                           (i)  Indebtedness of the Subsidiaries of the
         Guarantor in resect of:

                                    (A)  Capital Lease Obligations;

                                    (B)  Property acquired by a Subsidiary and
                  secured by liens thereon; and

                                    (C)  any purchase money Indebtedness;

         up to the maximum aggregate principal amount outstanding at any one time of US$25,000,000;

                             (ii) Indebtedness owed:

                                    (A)  from a Subsidiary of the Guarantor to
                  the Guarantor;

                                    (B)  from the Guarantor to a Subsidiary of
                  the Guarantor; and

                                    (C)  from one Subsidiary of the Guarantor
                  to another;

                           (iii)  Any Indebtedness of the Guarantor;

                           (iv) Indebtedness of the Borrower, which Indebtedness may be guaranteed by the Guarantor and/or Tiffany International, up to the maximum aggregate principal amount of JP(Y)10,450,000,000; and

                           (v) Any other Indebtedness of Subsidiaries of the Guarantor not otherwise permitted under sub-sections (i) through (iv) above up to the maximum aggregate principal amount outstanding at any one time of US$10,000,000.

                  (n) The Guarantor will not, and will not permit any consolidated Subsidiary to, enter into any Derivative Transactions other than arrangements which are complimentary to the business of the Guarantor and its consolidated Subsidiaries and are for the sole purpose, in the reasonable opinion of the Lender, of managing and protecting against the Guarantor's, or the consolidated Subsidiary's (as the case may be) exposure to interest rate and/or currency fluctuations.

                  (o) Subject to Section 13(p), the Guarantor will not declare or pay any dividend, or authorize or make any other distribution out of other than (i) net income or if there is none, out of retained earnings, or (ii) the net cash proceeds received after the date of this Guarantee from the issuance of additional shares of the Guarantor's capital stock, unless the Consolidated Net Tangible Assets of the Guarantor and its consolidated Subsidiaries remaining after such declaration or payment or distribution at least equals the amount of the capital stock accounts reflecting capital as determined under Articles 154 and 170 of the Delaware General Corporation Law as shown on the consolidated balance sheet most recently furnished pursuant to Section 13(a).

                  (p) Except in the case of stock splits, the Guarantor will not declare or pay any dividend payable in its own stock or authorize or make any other distribution of any of its own stock, whether now or hereafter outstanding, in respect of its then issued and outstanding stock, unless the Consolidated Net Tangible Assets of the Guarantor and its consolidated Subsidiaries remaining after such declaration or payment or distribution at least equals the amount of the capital stock accounts reflecting capital as determined under Articles 154 and 170 of the Delaware General Corporation Law as shown on the consolidated balance sheet most recently furnished pursuant to
Section 13(a).

         For the purpose of sub-sections (i) through (p) above, all accounting terms not otherwise defined have the meanings assigned to them in accordance with generally accepted accounting principles, meaning such accounting principles and practices as are generally accepted in the country of incorporation of the relevant entity at the date of determination as being applicable to the type of business in which the Guarantor and its Subsidiaries are engaged and that are approved by the independent auditors regularly retained by the Guarantor and the following terms have the following meanings:

                  "Balance Date" shall mean the final day of each of the Guarantor's fiscal quarters, currently January 31, April 30, July 31 and October 31 of each year and any other day as of which consolidated financial statements of the Guarantor and its consolidated Subsidiaries are prepared;

                  "Consolidated Capitalization" shall mean, as of any date, total stockholder's equity of the Guarantor and its Subsidiaries on a consolidated basis on such date (without giving effect to foreign currency translation adjustments, except to the extent such adjustments are in excess of $10,000,000, whether positive or negative) plus Consolidated Indebtedness on such date;

                  "Consolidated EBIT" shall mean, in respect of any financial period of the Guarantor and its consolidated Subsidiaries, the total amount of the operating profits of the

Guarantor and its consolidated Subsidiaries for such period before taking into account any interest payable by the Guarantor and its consolidated Subsidiaries and taxes on income and profits payable by the Guarantor and its consolidated Subsidiaries;

                  "Consolidated Indebtedness" shall mean, at any Balance Date, the total (on a consolidated basis) of the principal amount then outstanding of Indebtedness of the Guarantor and its consolidated Subsidiaries determined in accordance with, and by reference to, the relevant financial statements and generally accepted accounting principles;

                  "Consolidated Interest Expense" shall mean, in respect of any financial period of the Guarantor and its consolidated Subsidiaries, the aggregate (on a consolidated basis) of interest that has been paid, incurred or accrued during such period determined in accordance with, and by reference to, the relevant financial statements and generally accepted accounting principles;

                  "Consolidated Net Tangible Assets", which may be determined as of a date not more than 60 days prior to the happening of an event for which such determination is being made, shall mean the total of all the assets appearing on the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries less the following: (1) current liabilities; (2)
intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and (3) appropriate adjustments on account of minority interests of other persons holding stock in any Subsidiary of the Guarantor;

                  "Debt" shall mean indebtedness for money borrowed.

                  "Derivative Transactions" shall mean, (a) any transaction (including an agreement with respect thereto) by the Guarantor or any of its consolidated Subsidiaries which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transaction) and (b) any combination of these transactions.

                  "Mortgage" shall mean any mortgage, pledge, lien, encumbrance, charge or security interest of any kind; provided, however, that none of the following shall be deemed to be a Mortgage:

                           (i)  pledges or deposits under workmen's
         compensation, unemployment insurance or similar statutes and mechanics', workmen's, repairmen's, materialmen's, carriers' or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens;

                           (ii) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings, landlord's liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this sub-section (ii) which do not, in the reasonable opinion of the Guarantor, materially impair the use of such property in the operation of the business of the Guarantor or a Subsidiary thereof or the value of such property for the purpose of such business; or

                           (iii)  any  easement  or  similar  encumbrance,   the
         existence of which does not impair the use of the property subject thereto for the purposes for which it is used.

                  "Principal Property" shall mean any Property with a net book value exceeding ten percent (10%) of the Consolidated Capitalization.

                  "Property"   shall  mean  any  real  and  personal   property,
including, without limitation, store, warehouse, showroom or any other property or any permanent improvement thereon owned by the Guarantor or any Subsidiary.

                  "Sale and Leaseback Transaction" shall mean any arrangement with any Person providing for the leasing to the Guarantor or any Subsidiary thereof of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than 36 months and except for leases between the Guarantor and a Subsidiary thereof or between Subsidiaries thereof), which Principal Property has been or is to be sold or transferred by the Guarantor or such Subsidiary to such Person; and

                  "Value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the sum of all costs of the Guarantor or any Subsidiary thereof incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by the Guarantor or such Subsidiary at the time of entering into such Sale and Leaseback Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

         14. Until all Indebtedness of the Guarantor to the Lender payable pursuant to this Guarantee shall have been paid to the Lender in full, the Guarantor shall have no right of subrogation and waives any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in any security now or hereafter held by the Lender.

         15. This is a loan transaction in which the specification of Yen and payment in Tokyo are of the essence, and Yen shall be the currency of account and of payment in all events. The payment obligation hereunder shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise. In the event that any payment, whether pursuant to a judgment or otherwise, shall be made in a currency other than Yen or in a place other than in Tokyo, such amount shall be promptly converted to Yen and transferred to Tokyo under normal banking procedures. In the event that such payment does not satisfy the obligations of the Guarantor hereunder, the Lender shall be entitled to immediate payment of, and shall have a separate cause of action for, the Yen deficiency in respect of the payments due to the Lender.

         16. This Guarantee shall be governed by and interpreted in accordance with the laws of Japan.

                  (a) The Guarantor hereby irrevocably consents that any legal action or proceedings against it or any of its property or assets with respect to this Guarantee may be brought in the Tokyo District Court and by execution and delivery of this Guarantee the Guarantor hereby submits to and accepts with regard to any such action or proceeding for itself and in respect of its property and assets, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court. For purposes of this Guarantee, the Guarantor hereby irrevocably appoints the Representative in Japan, from time to time, of Tiffany & Co. Japan Inc., Japan Branch, as its agent for service of process in Japan and designates the address, from time to time, of Tiffany & Co. Japan Inc., Japan Branch, presently at 3-1-31 Minami Aoyama, 10th Floor, Minato-ku, Tokyo 107, Japan as its address to receive such service of process.

                  So long as the Commitment or any portion of the Advance or any other sums payable by the Borrower or the Guarantor under the Agreement or this Guarantee remains outstanding, the Guarantor (i) will take any and all reasonable action, including the execution and filing of any and all documents, as may be necessary to continue the foregoing appointments and designations in full force and effect and (ii) if any agent for service so designated shall cease to act for any reason, will immediately designate another such agent in Tokyo reasonably satisfactory to the Lender and shall furnish the Lender with the confirmation of acceptance of such agent so appointed.

                  (b) The Guarantor hereby irrevocably agrees not to present any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guarantee or any document or instrument provided for hereunder in Tokyo, Japan and hereby further irrevocably agrees not to claim that Tokyo, Japan is an inconvenient forum for any such suit, action or proceeding. Nothing in this Section 16 shall preclude the Lender from serving legal process upon the Guarantor at the office provided for in or designated pursuant to Section 10 or instituting legal proceedings against the Guarantor in the Court of any other country or place which may have jurisdiction.

         IN WITNESS WHEREOF the Guarantor has executed this Guarantee as of the day and year first above written.

                             TIFFANY & CO.




                             By __________________________
                             Name_________________________
                             Title________________________



                             By___________________________
                             Name_________________________
                             Title________________________



                             Signed in ___________________